EXHIBIT 21

SUBSIDIARIES

Set forth below is a list of all active subsidiaries of the Registrant, the state or other jurisdiction of incorporation or organization of each, and the names under which such subsidiaries do business.

Jurisdiction of
Name	Incorporation

Nature’s Sunshine Products Direct, Inc.	Utah
NSP Casualty Insurance Company, Inc.	Hawaii
Nature’s Sunshine Products of Canada, Ltd.	Canada
Nature’s Sunshine Products de Mexico, S.A. de C.V.	Mexico
Arrendadora Bonaventure, S.A. de C.V.	Mexico
Nature’s Sunshine Services, S.A. de C.V.	Mexico
Nature’s Sunshine Products de Colombia, S.A.	Colombia
Nature’s Sunshine Produtos Naturais Ltda.	Brazil
Nature’s Sunshine Marketing, Ltda.	Brazil
Nature’s Sunshine Products, Japan G.K.	Japan
Nature’s Sunshine Products N.S.P. de Venezuela, C.A.	Venezuela
NSP de Centroamérica, S.A.	Costa Rica
Nature’s Sunshine Products de Panamá, S.A.	Panama
NSP de Guatemala, S.A.	Guatemala
Nature’s Sunshine Products de El Salvador, S.A. de C.V.	El Salvador
Nature’s Sunshine Products del Peru, S.A.	Peru
Nature’s Sunshine Products del Ecuador, S.A.	Ecuador
Nature’s Sunshine Products de Honduras, S.A. de C.V.	Honduras
Nature’s Sunshine Products de Nicaragua, S.A.	Nicaragua
Nature’s Sunshine Products (Israel) Ltd.	Israel
Nature’s Sunshine Products of Russia, Inc.	Utah
Nature’s Sunshine Products Poland Sp. z.o.o.	Poland
Nature’s Sunshine Products Dominicana, S. R. L.	Dominican Republic
Nature’s Sunshine Products International Distribution B.V.	Netherlands
Nature’s Sunshine Products International Holdings C.V.	Netherlands
Consolidated Distribution Network, Inc.	Utah
Quality Nutrition International, Inc.	Utah
Synergy Taiwan Inc.	Utah
Synergy WorldWide Inc.	Utah
Synergy WorldWide Marketing (Thailand) Ltd.	Thailand
Synergy WorldWide Australia PTY Ltd.	Australia
Synergy WorldWide Canada B.V.	Netherlands
Synergy WorldWide Distribution Canada, ULC	Canada
Synergy WorldWide Korea Ltd.	Korea
Synergy WorldWide Japan G.K.	Japan
Synergy WorldWide (S) PTE Ltd.	Singapore
Synergy WorldWide Nutrition Israel Ltd.	Israel
Synergy WorldWide (HK) Ltd.	Hong Kong
PT Nature’s Sunshine Products Indonesia	Indonesia
Synergy WorldWide Japan Ltd. (Y.K.)	Japan
NATR Distribution (M) SDN. BHD.	Malaysia
Synergy WorldWide Europe B.V.	Netherlands
Synergy WorldWide Philippines Distribution Inc.	Philippines
Synergy Vietnam Co., Ltd.	Vietnam
Synergy WorldWide Mexico, S.A. de C.V.	Mexico
Nature’s Sunshine Products, Inc. United Kingdom/Ireland	(branch office)
*Synergy WorldWide Marketing SDN. BHD.	Malaysia
*Nature’s Sunshine (Far East) Limited	Hong Kong
*Shanghai Nature’s Sunshine Health Products Co. Ltd. China	China
**Synergy WorldWide, Inc. (Philippines)	Philippines
**P.T. Synergy WorldWide Indonesia	Indonesia

*Held in trust for NSP by local counsel

**Held in trust by Nominee Shareholders

Each subsidiary listed above is doing business under its corporate name.